Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 31, 2026 (the “Effective Date”) by and between Charging Robotics Ltd., a company incorporated under the laws of the State of Israel (the “Company”), and the undersigned investor in the Investment (as defined below) (the “Investor”).

WITNESSETH:

WHEREAS, the Company is raising capital by way of an equity investment of US$2,500,000 ($16,778 per share) (the “Purchase Price” and “Investment”), by issuance of 149 ordinary shares of the Company, no par value per share (the “Ordinary Shares”), representing immediately after the Closing 51% of the Company’s issued and outstanding share capital on a fully diluted basis;

WHEREAS, the Investor’s purchase of Ordinary Shares will be made in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, concurrently with the Closing (as defined below) contemplated by this Agreement, the Investor will make a loan to the Company pursuant to the terms and conditions of a loan agreement to be entered into between the Investor and the Company at the Closing in the form attached hereto as Appendix A (the “Loan Agreement”), and the parties intend that such loan be made contemporaneously with the Investor’s purchase of the Securities under this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representation and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. Purchase of Ordinary Shares AND TERMS OF Investment

1.1 Subject to the terms and conditions hereinafter set forth (including Section 2.18 hereof), the Investor hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Investor, such number of Ordinary Shares as is set forth on the signature page hereof. The aggregate Purchase Price is payable by wire transfer to the Company as follows:

Bank:	BANK LEUMI LE-IARELS B.M
Address:	HAMENOFIM 15 HERTSLIYA

ABA Routing #:	IL010 864
SWIFT Code:	LUMIILITXXX
Account Name:	CHARGING ROBOTICS LTD
Account Number:	44910023
Reference:

II. REPRESENTATIONS BY INVESTOR

2.1 The Investor recognizes that the purchase of the Ordinary Shares involves a high degree of risk including, but not limited to, the following: (a) the Company requires substantial funds in addition to the proceeds of the Investment in order to fund its operations and the development of its products; (b) the Company does not expect to generate revenue in the near future (c) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company; (d) the Investor may not be able to liquidate the Investor’s investment in the Ordinary Shares; (e) the Company’s Ordinary Shares and all other securities, whether convertible or otherwise (together with the Ordinary Shares, hereinafter collectively, the “Securities”) are not publicly traded and a public market may never be established; (f) transferability of the Securities may be extremely limited or restricted by applicable law; (g) in the event of a future disposition of the Securities (or any securities issuable upon conversion and/or exercise of the Securities), the Investor could sustain the loss of the Investor’s entire investment; and (h) the Company has not paid any dividends since its inception, does not anticipate paying any dividends in the near future and any future dividends will be subject to the discretion of and approval by the Company’s Board of Directors.

2.2 The Investor hereby acknowledges, represents and warrants that (a) the Investor has adequate means of providing for the Investor’s current financial needs and contingencies; (b) the Investor has knowledge and experience in business and financial matters, prior investment experience (including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange, and issued by non-reporting companies),; (c) the Investor is able to bear the economic risk that the Investor assumes by investing in the Securities; and (d) the Investor can afford a complete loss of the Investor’s investment in the Securities.

2.3 The Investor hereby (i) acknowledges receipt and careful review of this Agreement, the Company’s current Articles of Association in the form attached hereto as Appendix B which shall be replaced at the Closing with the amended and restated Articles in the form attached as Appendix B2 at the Closing (the “Articles” or “Articles of Association” and “Amended Articles”), the Company’s financial statements for the fiscal year ended December 31, 2025, attached hereto as Appendix C (the “Financial Statements”), and the Disclosure Schedule attached hereto as Appendix D (the “Disclosure Schedule” and together with the Articles and Financial Statements, the “Investment Materials”), which are incorporated herein by reference (and (ii) represents that the Investor has been furnished by the Company with all information regarding the Company, the terms and conditions of the Investment and any additional information that the Investor has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Investment; provided, however, that no investigation performed by or on behalf of the Investor shall limit or otherwise affect its right to rely on the representations and warranties of the Company expressly contained herein.

2.4 (a) In making the decision to invest in the Securities, the Investor has relied solely upon the information provided by the Company in this Agreement. To the extent necessary, the Investor has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Investor disclaims reliance on any statements made or information provided by any person or entity in the course of Investor’s consideration of an investment in the Securities other than this Agreement and the results of Investor’s own independent investigation.

2.5 The Investor consents to the placement of a legend on any certificate or other document evidencing the Securities that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities

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2.6 The Investor hereby represents that the address of the Investor set forth on the signature page hereto is the Investor’s principal residence if the Investor is an individual or its principal business address if the Investor is an entity.

2.7 The Investor represents that the Investor has full power and authority (corporate, statutory and otherwise) or capacity, as applicable, to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

2.8 If the Investor is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

2.9 Non-Registration. The Investor understands that the Securities have not been registered under the securities laws of Israel or of any other state or jurisdiction. The Investor acknowledges that the Securities are not, and will not be, tradable unless they are subsequently registered under applicable securities laws or an exemption from such registration is available.

2.10 The Investor is not a US Person and is not Israeli, and the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement.

2.11 The Investor acknowledges and agrees that (i) the information contained in the Offering Materials or otherwise made available to the Investor by the Company in connection with the Investment is confidential and non-public and (ii) all such information shall be kept in confidence by the Investor and neither used by the Investor for the Investor’s personal benefit (other than in connection with this Agreement) nor disclosed to any third party for any reason, notwithstanding that a Investor’s subscription may not be accepted by the Company; provided, however, that (a) the Investor may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Investor with respect to its investment in the Company, so long as such affiliates and advisors have an obligation of confidentiality to the Investor no less restrictive than the restrictions contained in this Section 2.13, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) after the date hereof or (iii) is received from a third party that is not under any obligation of confidentiality with respect to such information.

2.12 The Investor agrees to hold the Company and its directors, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any misrepresentation made by the Investor contained in this Agreement or breach of any warranty by the Investor contained in this Agreement or in any exhibits or appendices attached hereto; (ii) any untrue statement of a material fact made by the Investor contained herein; or (iii) after any applicable notice and/or cure periods, any breach or default in performance by the Investor of any covenant or undertaking to be performed by the Investor hereunder, or pursuant to any other Investment Materials entered into by the Company and Investor relating hereto. Notwithstanding the foregoing, in no event shall the liability of the Investor hereunder be greater than the aggregate Purchase Price paid for the Securities by the Investor as set forth on the signature page hereto.

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2.13 If the Investor is an entity, upon request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the due authority of the signatory to this Agreement.

2.14 Brokers. The Investor has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a direct result of any action taken by the Investor, any liability for brokerage or finders fees, directly or indirectly, or any similar charges in connection with the Investment. In the event that the preceding sentence is in any way inaccurate, Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the reasonable costs and expenses of defending against such liability) for which the Company, or any of their respective directors, employees or representatives, is responsible.

2.15 No Conflicts. The execution, delivery and performance by an Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

III. REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Investor, as of the date of this Agreement (other than representations and warranties that relate to a specific date, which are given as of such date), as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel and has full corporate power and authority to own and use its properties and assets as currently owned and conduct its business as currently conducted and as described in the Investment Materials. The Company is not in a status of a “breaching company” (hevra mefer’a) under the records of the Israeli Registrar of Companies. Except as prescribed under Schedule 3.1 of the Disclosure Schedule, the Company does not have any subsidiaries. The Company is not aware that it is in violation of any of the provisions of its Articles of Association. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on (i) the legal and valid issuance of the Securities, (ii) the enforceability of this Agreement against the Company or the Company’s ability to perform, its obligations hereunder, or (iii) the results of operations, assets, business and financial condition of the Company, taken as a whole (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company has not taken any corporate action or failed to take any such action, which action or failure would preclude or prevent the Company from conducting its business immediately after the Closing in the manner heretofore conducted. To the Company’s knowledge, there are no franchises, permits, licenses, and any similar authority necessary or required under any law, regulation, rule or ordinance, for the conduct of its business as now being conducted and as currently proposed to be conducted.

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3.2 Capitalization. As of the Effective Date, the Company authorized share capital consists of 143 Ordinary Shares, of which 143 Ordinary Shares were issued and outstanding. Except as set forth on Schedule 3.2 of the Disclosure Schedule, the Articles,(i) there are no outstanding securities issued by the Company which contain any preemptive, redemption or similar provisions, (ii) to the Company’s knowledge no holder of securities of the Company is entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of the Investment, (iii) there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iv) the Company has no outstanding stock appreciation rights, “phantom stock” plans or any similar plan or agreement; and (v) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue any shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company. Other than as set forth on Schedule 3.2 of the Disclosure Schedule, or other restrictions imposed by applicable law and the Articles, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Articles or any material agreement or other instrument to which the Company is a party or by which the Company is bound. All of the issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and the Company is unaware of the existence or creation of any mortgages, pledges, liens, claims, charges, encumbrances or other restrictions (collectively, “Encumbrances”). All of the Company’s outstanding capital stock has been issued in accordance with the applicable securities laws. Except as set forth on Schedule 3.2 of the Disclosure Schedule, the issuance and sale of the Securities, as contemplated hereby, will not obligate the Company to issue Ordinary Shares or other securities to any other person (other than other investors in the Investment) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding Company security. All Securities, when issued, and delivered against payment therefor in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, rights of refusal, co-sale rights and any other Encumbrances and will have the rights, preferences, privileges, and restrictions set forth in the Company’s Articles of Association, as may be amended from time-to.

The Company is not under any obligation to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued. Since its incorporation, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of or as the purchase price for any of the Company’s securities.

3.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company and its Board of Directors and shareholders, to the extent necessary for the (a) authorization, execution, delivery and performance of this Agreement by the Company; and (b) authorization, sale, issuance and delivery of the Securities has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy, and other than filings with the Registrar to be affected following the Closing and notice to the IIA (as hereinafter defined) with respect to the issuance of the Purchased Shares made hereunder. The Securities are duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

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3.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby do not and will not (i) result in the violation of any applicable law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to the Company, except in each case as would not have a Material Adverse Effect, (ii) conflict with or violate any provision of the Articles, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any Material Contract (as defined below) to which the Company is a party or by which any of them is bound, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company.

(b) No further approval by the Company’s Board of Directors, holders of Ordinary Shares, or other equity securities of the Company, is required under Applicable Laws or the Articles, to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Securities by the Company to the Investor except as has been obtained, or will be obtained post- Closing as detailed in this Agreement.

(c) No consent, approval, authorization or other order of any governmental authority or to Company’s knowledge any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of the Securities, except such post-sale filings as may be required to be made with the Israeli Innovation Authority and the Companies Registrar, all of which shall be made when required.

(d) The Company is not aware of any material default (a) under the Articles, (b) under any note, indenture, mortgage, lease, material agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its material property is bound, or (c) with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign applicable to the Company, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

3.5 Regulatory Permits: Licenses. To the Company’s knowledge, The Company possesses the certificates, authorizations, licenses and permits issued by regulatory authorities necessary to conduct its business as currently conducted (“Material Permits”), except where the failure to possess such Material Permits would not have a Material Adverse Effect, and the Company has not received any notice of any action, arbitration, claim, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before any federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory body, agency, bureau, or commission in any domestic or foreign jurisdiction, any appropriate division of any of the foregoing or any arbitrator, or other legal action (each, a “Proceeding”) relating to the revocation or modification of any Material Permit that would reasonably be expected to have a Material Adverse Effect.

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3.6 Litigation. There are no pending or, to the Company’s knowledge, threatened Proceedings against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would materially adversely affect the business, property, financial condition or operations of the Company. There is no Proceeding by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate. Neither the Company nor to its knowledge any director or officer is the subject of any action involving a claim of violation of, or liability under, any applicable securities laws or a claim of breach of fiduciary duty related to the Company. There is no pending or, to the Company’s knowledge, contemplated investigation by any governmental authority involving the Company or to its knowledge director or officer of the Company related to the Company. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its material assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

3.7 Brokers. Neither the Company nor to its knowledge any of the Company’s officers, directors or employees has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing on behalf of the Company to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

3.8 Material Changes. Since June 30, 2026, except as set forth in Schedule 3.8 of the Disclosure Schedule: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities reflected in the Company’s financial statements pursuant to generally accepted accounting principles, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

3.9 No General Solicitation. None of the Company, any of its affiliates, or any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Investment.

3.10 Subsidiary. Except as set forth in Schedule 3.1 of the Disclosure Schedule, the Company does not own or control or have the right to acquire, any of the issued and outstanding share capital of any other company, or rights thereto, and is not, a participant in any partnership, joint venture or other business association.

3.11 Directors, Officers. Schedule 3.11 of the Disclosure Schedule contains a list of all directors and officers of the Company. Except as set forth in the Schedule 3.11 of the Disclosure Schedule, the Company does not have any agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and to the Company’s knowledge there is no voting agreement or other arrangement among the Company’s shareholders. Except as set forth Schedule 3.11 of the Disclosure Schedule, the Company does not have any agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors or officers in addition to that set forth in their respective written employment agreements with the Company other than reimbursement of expenses related to the Company in the ordinary course of business.

3.12 Financial Statements. The Financial Statements are true and correct in all material respects, were prepared in accordance with US GAAP on a consistent basis, and fairly and accurately present the financial position of the Company as of the dates set forth therein and the results of its operations for the periods then ended. The Company does not have any liabilities, debts or obligations, whether accrued, absolute or contingent, other than (a) liabilities reflected or reserved against in the Financial Statements, (b) liabilities that have been incurred in the ordinary course of business of the Company as of August 25, 2026 in an aggregate amount which does not exceed US $320,000, and (c) except as set forth in Schedule 3.12 of the Disclosure Schedule

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Without derogating from the generality of the foregoing, except as set forth in the Financial Statements, the Company is not a guarantor of any debt or obligation of another, nor has the Company given any indemnification not in the ordinary course of business, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any person, and no person has given any guarantee of, or security for, any obligation of the Company.

3.13 Ownership of Assets. The Company does not currently own, lease or license any tangible properties or assets other than those set forth in Schedule 3.13 of the Disclosure Schedule. The Company has good and marketable title to all of the assets set forth in Schedule 3.13, such assets are not subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, and such assets are sufficient in all material respects for the conduct of the Company’s business as currently conducted. The Company is not in default or in breach of any material provision of its leases or license, and the Company holds a valid leasehold or licensed interest in the property it leases or licenses.

3.14 Intellectual Property and Other Intangible Assets.

(a) The Company owns and has developed, or has a valid and enforceable license or other right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, industrial designs, processes, works of authorship, computer programs, algorithms, formulae and technical data and information (collectively herein, “Intellectual Property”) used and sufficient for use in the conduct of its business as now conducted and as presently proposed to be conducted (collectively herein, “Company Intellectual Property”). All rights, title and interests of the Company in or to the Company Intellectual Property are valid and in full force and effect.

(b) Except as set forth in Schedule 3.14 of the Disclosure Schedule no Company Intellectual Property is subject to any restriction, constraint, control, supervision or limitation as a result of (i) the receipt or use by the Company or, to the Company’s knowledge, any of its current or former directors, officers, employees, independent contractors and consultants, of any funding, facilities, personnel or support from any governmental entity, foundation or any public or private university, college, or other educational institution or research center in the development of any Company Intellectual Property, or (ii) to the knowledge of the Company, the involvement in, contribution to, or creation or development of any Company Intellectual Property, by any current or former director, officer, or independent contractor of or consultant to the Company who performed services for or held any position with any governmental entity, foundation or any public or private university, college, or other educational institution or research center.

(c) Schedule 3.14 of the Disclosure Schedule sets forth a true and complete list or description of all registered patents, and applications for the registration of patents owned by the Company.

(d) Except as set forth on Schedule 3.14) of the Disclosure Schedule no claim by any third party contesting the validity, enforceability, use or ownership of any Company Intellectual Property has been received by the Company or, is currently outstanding or has been threatened against the Company, and to the knowledge of the Company, there are no grounds for the same. No loss, expiration, reexamination, reissue, opposition, or declaratory judgment action pertaining to any Company Intellectual Property is pending. The Company has not received any claim of any infringement, dilution or misappropriation by, or other possible conflict with, any third party with respect to any of the services or products of the Company, the Company’s Intellectual Property, or activities necessary to conduct the business of the Company as currently conducted and as presently contemplated to be conducted (including any demand or request that Company license rights from a third party). Without having conducted a patent search, the services and products of the Company, and the activities necessary to conduct the business of the Company, as currently conducted and as presently contemplated to be conducted to the knowledge of the Company have not infringed, directly or indirectly, diluted, misappropriated or otherwise violated, and are not now infringing, directly or indirectly, diluting, misappropriating or otherwise violating any Intellectual Property of any third party. To the Company’s knowledge, no Company Intellectual Property has been infringed, diluted, misappropriated or otherwise violated by any third party.

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(e) Except as set out in Schedule 3.14 ) of the Disclosure Schedule, and other than with respect to commercially available software products under standard end-user object code license agreements and apart from royalties owed to the IIA, if any, the Company does not owe any royalties to third parties in respect of any Company Intellectual Property.

(f) Any and all Intellectual Property of any kind which has been developed, or is currently being developed, for the benefit of the Company by an employee, officer, service provider or consultant of the Company, is solely owned by the Company, free and clear of all liens, claims and restrictions, except as set forth in Schedule 3.14 of the Disclosure Schedule. The Company has taken security measures to protect the secrecy, confidentiality and value of all the Company Intellectual Property, which measures are customary in the industry in which the Company operates and of similar level of operations. Each of the Company’s officers, employees, service providers and consultants who were engaged in the development of the Company Intellectual Property has entered into written agreements with the Company assigning all rights (including moral rights, if applicable) in the intellectual property developed in the course of their employment by or engagement with the Company exclusively to the Company.

3.15 Taxes. The Company has accurately prepared and timely filed all tax returns and reports required by it under applicable law. All tax returns and reports of the Company are true and correct in all material respects and the Company has paid on time all taxes and other assessments due. No deficiency assessment or proposed adjustment of income or payroll taxes of the Company is pending and the Company has no knowledge of any material liability for any tax to be imposed.

3.16 Material Contracts. Schedule 3.16 of the Disclosure Schedule contains a true and complete list of all material contracts, agreements and commitments to which the Company is a party or by which its property is bound. To Company’s knowledge each of such contracts and agreements is in full force and effect, and neither the Company nor, to the Company’s knowledge, any other party thereto, is in breach of any material obligation thereof and the Company has not received any notice that any other party or parties to any such material contract intend to exercise any right of cancellation, termination or non-renewal thereof. The execution and performance of this Agreement and the Transaction Documents by the Company, and the sale and issuance of the Purchased Securities pursuant hereto, will not, to its knowledge, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any material contract.

The term Material Contracts shall include, without limitation: (i) any agreement with respect to any transaction or engagement to which the Company is a party and in which the amount involved exceeds US $20,000; (ii) any agreement which restricts or limits the Company’s right to do business or compete in any area or any field with any person, firm or company, or to develop, manufacture or distribute any of the Company’s products or services; (iii) any guarantee, indemnity, security or other agreement pursuant to which the Company agrees to become directly or contingently liable for any obligation of any other person, or any other person agrees to become directly or contingently liable for any liability or obligation of the Company; (iv) the license of any Intellectual Property by the Company to any third party or by a third party to the Company; and (v) is not terminable by the Company on thirty (30) days notice..

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3.17 Employees; Service Providers. Schedule 3.17 of the Disclosure Schedule lists (a) all employees currently engaged by the Company, and (b) all engagement agreements between the Company and consultants currently engaged by the Company.

To its knowledge, the Company has complied in all material respects with all applicable employment laws, and agreements relating to employment, terms and conditions of employment. Except as set forth in Schedule 3.17 of the Disclosure Schedule, the Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees, and has made all deductions and payments to the relevant tax authorities and other governmental authorities required to be made in connection with the employment of its employees on or prior to the Effective Date. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization which are applicable by Extension Order to all the employees in Israel or in a specific industry in Israel. Other than as detailed in Schedule 3.17 all severance pay and accrued vacation days due to the Company’s employees are fully funded or reserved for in the financial statements of the Company.

3.18 Government Incentives. The Company has not received and has not applied for any grants, incentives, benefits (including tax benefits) or subsidies (collectively the “Benefits”) from any governmental or regulatory authority or any agency thereof, including without limitation the Israeli Investment Center, apart from the Benefits listed in Schedule 3.18 of the Disclosure Schedule. Schedule 3.18 of the Disclosure Schedule sets forth the Company’s outstanding liabilities to the IIA. To its Knowledge the Company has complied at all times and will continue to comply, in all respects with the instructions, rules and regulations of the IIA, including but not limited to the Law of the Encouragement of Industrial Research and Development Law (1984) and with respect to the terms and conditions of any IIA funding, and has not acted in breach of any undertakings and obligations relating thereto.

3.19 Insurance. A list of the insurance policies held by the Company is set forth in Schedule 3.19 of the Disclosure Schedule. The insurance policies are such as would be reasonable and customary for companies like the Company.

3.20 Knowledge. For the purpose of this Section 3, reference to the knowledge of the Company means the actual knowledge of the Company’s Chief Financial Officer, Chief Executive Officer and the Company’s directors of a particular fact, circumstance, event or other matter in question after reasonable inquiry.

3.21 Full Disclosure. No representation or warranty of the Company contained in the Investment Materials, nor any certificates made or delivered in connection herewith or therewith, contains to its knowledge any untrue statement of a material fact or to the Company’s knowledge omits to state a material fact necessary to make the statements contained herein not misleading, in view of the circumstances in which they were made. The Investor has the right to rely fully upon all representations and warranties of the Company contained in this Agreement and in the other Investment Materials. The right of the Investor and any other indemnified party hereto to be indemnified upon a breach of any of the representations and warranties contained herein is regardless of and shall not be limited to as a result of, any due diligence investigation, which was conducted by the Investor and any information brought to the attention of the Investor prior to the Closing.

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3.22 Indebtedness. Schedule 3.11 of the Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company in excess of $20,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others to third parties, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $20,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

IV. CONDITIONS TO OBLIGATIONS OF THE INVESTOR

4.1 The Investor’s obligation to purchase the Securities at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Investor to the extent permitted by law:

(a) Representations and Warranties; Covenants. The representations and warranties made by the Company in Section III shall be true and correct (without giving effect to any “Material Adverse Effect,” “material,” “materially” or similar materiality qualifications therein) in all material respects as of the date hereof and as of the date of any Closing (the “Closing” and the “Closing Date”), except for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without giving effect to any “Material Adverse Effect”, “material”, “materially” or other similar materiality qualification therein). All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such applicable Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(d) Officers’ Certificate. The Company shall have furnished to the Investor a certificate by a duly authorized officer of the Company in the form attached hereto as Annex A. Investor

V. CONDITIONS TO OBLIGATIONS OF THE COMPANY

5.1 The Company’s obligation to sell and issue the Securities at the applicable Closing at which such sale and issuance is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Company to the extent permitted by law:

(a) Representations and Warranties; Covenants. The representations and warranties made by the Investor in Section II shall be true and correct in all material respects as of the date hereof and as of the date of the Closing, except for those representations and warranties which expressly relate to an earlier date, in which case such representations and warrants shall have been true and correct in all material respects as of such earlier date. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to the date of such Closing shall have been performed or complied with.

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(b) No Legal Order Pending. There shall not be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(d) Investment. Investor shall deliver to the Company the Purchase Price in US$, in immediately available funds, by wire transfer to Company’s bank account detailed above.

(e) Execution and Delivery of Loan Agreement; Funding of Loan. The Investor shall have duly executed and delivered the Loan Agreement, and the Loan Agreement shall be in full force and effect. Concurrently with the Closing, the Investor shall have funded, or shall simultaneously fund, the loan to the Company in accordance with the terms of the Loan Agreement.

VI. Deliveries and Transactions at the Closing

Closing. At the Closing, the following transactions shall occur simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered to the satisfaction of the Investor. The Company shall deliver to the Investor:

(a) Shareholders Resolution. True and correct copies of duly executed resolutions of the Company’s shareholders, in the form attached hereto as Annex B1 by which, inter alia (i) the execution and performance by the Company of this Agreement (including all schedules and exhibits attached hereto), and all other instruments, documents and agreements contemplated hereby or thereby or ancillary hereto or thereto (the “Transaction Documents”); (ii) the increase of the authorized share capital of the Company; (iii) the adoption of the amended and restated articles of association in the form attached hereto as Annex B2;

(b) Board Resolution. True and correct copies of a duly executed resolution of the Board, in the form attached hereto as Annex B3 by which, inter alia (i) the execution and performance by the Company of the Transaction Documents; (ii) the issuance of the Securities to the Investor;

(c) Share Certificates. Validly executed share certificate in the form attached hereto as Annex C in the name of each Investor, reflecting the shares issued upon the Closing.

(d) Shareholders Register. A copy of the Company’s Shareholders Register updated to include the registration and allotment of the Ordinary Shares to the Investor, in the form attached hereto as Annex D.

(e) Loan. Each of the Company and the Investor shall have duly executed and delivered the Loan Agreement, and the Investor shall concurrently fund the loan to the Company in accordance with the terms thereof.

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The Investor shall deliver to the Company:

(a) Investment. Investor shall deliver to the Company the Purchase Price in US$, in immediately available funds, by wire transfer to Company’s bank account detailed above.

(b) Investor shall concurrently fund the loan pursuant to the Loan Agreement to the Company in accordance with the terms thereof.

(c) Notice to the IIA. Investor shall execute a Letter of Undertaking to the Israel Innovation Authority, (the “IIA”) in the form attached hereto as Annex E.

(d) Copies of the Investor’s incorporation documents.

VII. ADDITIONAL COVENANTS OF THE COMPANY

6.1 Securities Laws; Publicity. The Company and the Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with any regulatory agency or trading market, without the prior written consent of the Investor, except: (a) as required by federal securities law in connection with any filing of any Investment Materials (including signature pages thereto) and (b) to the extent such disclosure is otherwise required by law, in which case the Company shall, if permitted by applicable law, provide the Investor with prior notice of such disclosure permitted under this clause (b).

6.2 Notice to the IIA. Immediately following the Closing, the Company shall deliver to the IIA the executed IIA notice of change in ownership and the relevant undertakings.

6.3 Notices to Israeli Registrar of Companies. Promptly following the Closing, the Company shall make all necessary reports to and filings and with the Registrar in respect of the actions and transactions effected at the applicable closing.

6.4 Indemnification of Investor.

Survival. Each representation and warranty in Section  3 hereof is deemed to be made on the date of this Agreement and the Closing Date and shall survive and remain in full force and effect for a period of 12 months following the date of the Closing, other than representations and warranties set forth in Sections 3.1 (Organization), Section 3.2 (Capitalization) and Section 3.3(Authorization) that shall survive and remain in full force and effect until the end of the applicable statute of limitation (the “Claims Period”).

Indemnification. In the event of any claim brought by Investor for breach or misrepresentation of any covenant, warranty or representation made by the Company, the Company shall indemnify the Investor and hold it harmless from any and all direct losses, damages, costs, obligations, liabilities, expenses, settlement payments, awards, judgments, taxes, fines, penalties, deficiencies, fees (including reasonable legal fees) or other charges (collectively, a “Loss”) (including, a decrease in the value of the Purchased Shares ) sustained or incurred by Investor as a result of or in connection with the said breach or misrepresentation.

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Notwithstanding the foregoing sentence, the Company’s liability shall be limited as follows:

No claim or claims for indemnification under this Section shall be brought, unless the aggregate amount of such claim(s) shall equal or exceed US$100,000 in which case indemnification shall be made from the first dollar amount;

No claim shall be brought after the lapse of the applicable Claims Period;

The total liability for indemnification by the Company hereunder towards Investor shall be limited to the Purchase Price paid by such Investor; and

In the event that Investor or its respective shareholders, directors, officers and employees (each, an “Indemnified Party”) shall sustain or incur any Losses in respect of which indemnification may be sought by it pursuant hereto, such Indemnified Party shall assert a claim for indemnification (a “Claim”) by giving written notice thereof, which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the Company (“Indemnitors”) and shall thereafter keep the Indemnitors reasonably informed with respect thereto. In connection with a third-party claim, the Company shall promptly assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party, and the fees and expenses of such counsel shall be borne by the Company. The Indemnified Party will cooperate with the Company in the defense of any Claim for which the Company assumes the defense, at Company’s reasonable cost and expense. The Company will not agree, without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, to any settlement of a Claim, provided however that to the extent a settlement refers to the fault, guilt or culpability of the Indemnified Party or involves a settlement amount that exceeds the Indemnitors liability hereunder, the Indemnified Party may object thereto in its sole and absolute discretion.

Notwithstanding anything to the contrary herein, none of the aforesaid limitations on the indemnification obligations of the Company shall apply in the event of fraud or willful misconduct or intentional misrepresentation.

The indemnification provided by the Company under this Section 6 and the enforcement of such indemnification shall be the sole and exclusive remedy available to the Investor against the Company, its shareholders, directors, officers, employees, consultants and representatives in connection with misrepresentation or breach of any warranty, representation, covenant or agreement of the Company specified in this Agreement.

6.5 Use of Proceeds. The Company shall use the net proceeds from the Investment for repayment of its outstanding liabilities (USD 3.3 million as of June 30,  2026) and to support its ongoing business operations.

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7. MISCELLANEOUS

Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent in portable document format (“pdf”) via electronic mail, addressed as follows:

if to the Company, to it at:

Charging Robotics Ltd.

20 Raul Wallenberg Street

Tel Aviv, Israel

E-mail: tali@chargingrobotics.com

Greenberg Traurig, P.A.
One Azrieli Center
Round Tower, 30th floor
132 Menachem Begin Rd

Tel Aviv , Israel 6701101

Attention: David Huberman, Esq.

Email: david.huberman@gtlaw.com

Primes & Co.

16 Derech Hayam (Sea Road)

Mount Carmel, Haifa, Israel 34741

Attention: Meytal Katz, Adv.

Email: meytal@pgs-law.co.il

if to the Investor, to the Investor’s address indicated on the signature page of this Agreement.

7.1 Notices shall be deemed to have been given or delivered (i) on the third (3rd) business day following the date of postmark in the case of delivery by registered or certified mail, (ii) on the date of delivery in the case of delivery by hand or (iii) on the date of delivery if delivered by electronic mail; provided that if such e-mail is received after 4:00 p.m. Eastern Time on a business day or at any time on a non-business day, such notice shall be deemed delivered on the following business day. Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the Company and the Investor, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the Company and the Investor, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.3 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than in connection with a change of control or by operation of law). The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Investment Materials that apply to the “Investor.”

7.4 The Investment Materials, together with the exhibits and appendices hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

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7.5 Any Proceeding relating to this Agreement or the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Investment Materials (whether brought against a party hereto or its affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts of Tel Aviv. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in Tel-Aviv the State of Israel for the adjudication of any Proceeding related to this Agreement, the other Investment Materials or the transactions contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any Proceeding that it is not personally subject to the jurisdiction of any such court, that Proceeding is improper or is an inconvenient venue for such Proceeding.

7.6 In order to discourage frivolous Proceedings the parties agree that unless a claimant in any Proceeding arising out of this Agreement succeeds in establishing a claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the Proceeding), then the non-claimant party shall be entitled to recover from such claimant all of such other party’s reasonable legal costs and expenses relating to such Proceeding and/or incurred in preparation therefor.

7.7 If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

7.8 Subject to applicable statute of limitations, the representations and warranties contained herein shall survive the Closing and the delivery of the Securities

7.9 The Company and the Investor agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

7.11 Except as provided in Section 7.5, nothing in this Agreement shall create or be deemed to create any rights or remedies in any person or entity that is not a party to this Agreement.

7.12 The Company and the Investor agree that in the event of any breach or threatened breach by the other party of any covenant, obligation or other provision set forth in this Agreement, the non-breaching or non-threatening party, as applicable, shall be entitled (in addition to any other remedy that may be available to it) to seek (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

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ORDINARY SHARES BEING SUBSCRIBED FOR: 149

PURCHASE PRICE (PER SHARE): $16,778

AGGREGATE PURCHASE PRICE: US $2,500,000

Clearmind Medicine Inc.,

By:	Dr. Adi Zuloff Shani
Title:

By:	Hila Kiron Revach
Title:

101-1220W 6 Avenue
Address

Vancouver, British Columbia, V6H 1A%
City, Province and Postal Code

+16042601566
Telephone-Business

BC 1127150
Company Number

adi@clearmindmedicine.com
Email Address (for Notices)

Name in which Securities should be issued: Clearmind Medicine Inc.,

(please type or write clearly)

Dated:                                   , 2026

[Signature Page to Charging Robotics Ltd. Investment Agreement]

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This Investment Agreement is agreed to and accepted as of ___________, 2026.

Charging Robotics LTD.

By:
Name:	Tali Dinar
Title:	Director
Name	Yaakov Baranes
Title	Director